EXHIBIT 20.1

                          CAPITAL GROWTH HOLDINGS, LTD.
                               660 Steamboat Road
                          Greenwich, Connecticut 06830


                                                              June 11, 1997


Dear Shareholders:

                  You are cordially invited to attend the a Special Meeting of Shareholders of Capital Growth Holdings, Ltd., which will be held at the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103, on June 25, 1997, at 10:00 a.m., local time.

                  Information about the Special Meeting, including a listing and discussion of the matter(s) on which the Shareholders will act, can be found in the enclosed Notice of Special Meeting.

                  We hope that you will be able to attend the Special Meeting. However, whether or not you anticipate attending in person, I urge you to complete, sign and return the enclosed proxy promptly to ensure that your shares will be represented at the Special Meeting. If you do attend, you will, of course, be entitled to vote in person, and if you vote in person such vote will nullify your proxy.

                                     Sincerely,


                                 /s/ Ronald B. Koenig
                                     Ronald B. Koenig
                                     Chairman of the Board of Directors,
                                     President and Chief Executive Officer


YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED INFORMATION CAREFULLY, AND COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.


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                          CAPITAL GROWTH HOLDINGS, LTD.
                               660 Steamboat Road
                          Greenwich, Connecticut 06830

                             ----------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                             ----------------------


To our Shareholders:

                  NOTICE IS HEREBY GIVEN that a Special Meeting of shareholders (the "Special Meeting") of Capital Growth Holdings, Ltd., a Colorado corporation (the "Company"), will be held at the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York, 10103, on June 25, 1997, at 10:00 a.m., local time, to consider and vote upon the following proposals:

                  1. To reincorporate the Company in the State of Delaware and approve the Agreement and Plan of Merger, by and between Capital Growth Holdings, Ltd., a Colorado corporation, and Capital Growth Holdings, Ltd., a Delaware corporation (the "Merger Agreement"); and

                  2. To consider and act upon such other business as may properly come before the Special Meeting or any adjournments thereof.

                  Only shareholders of record at the close of business on June 10, 1997 will be entitled to notice of, and to vote at, the Special Meeting.

                  Details relating to the above are set forth in the attached copy of form of the Merger Agreement and the Certificate of Incorporation of Capital Growth Holdings, Ltd., a Delaware corporation.

                  Please sign and promptly mail the enclosed proxy, whether or not you plan to attend the Special Meeting, in order that your shares may be voted for you. A return envelope is provided for your convenience.

                                        BY ORDER OF THE BOARD OF DIRECTORS

Dated:  June 11, 1997                   Ronald B. Koenig
                                        Chairman of the Board of Directors,
                                        President and Chief Executive Officer

                                    PROPOSAL
            TO REINCORPORATE UNDER THE LAWS OF THE STATE OF DELAWARE

General

           The Board of Directors has unanimously approved, and for the reasons described below, recommends that the shareholders approve, a reorganization in which the Company's state of incorporation would be changed from Colorado to Delaware. This change would be accomplished by merging Capital Growth Holdings, Ltd., a Colorado corporation (referred to in this proposal as "CGH Colorado") into a Delaware corporation (referred to in this proposal as "CGH Delaware") newly formed for this purpose, with each of CGH Colorado's outstanding securities being converted into the identical security of CGH Delaware. The proposed reorganization will be accomplished pursuant to the terms of an Agreement and Plan of Merger between CGH Delaware and CGH Colorado, a copy of a form of which is attached is to this Proxy Statement as Exhibit A.

           At and after the effective date of the merger, each certificate that previously represented securities of CGH Colorado will be deemed for all purposes to evidence the number of securities of CGH Delaware into which those securities of CGH Colorado have been converted as a result of the merger. IT WILL NOT BE NECESSARY FOR SHAREHOLDERS OF CGH COLORADO TO HAVE THEIR STOCK CERTIFICATES OR WARRANT CERTIFICATES EXCHANGED FOR STOCK CERTIFICATES OR WARRANT CERTIFICATES REPRESENTING THE SECURITIES OF CGH DELAWARE. The reorganization will not result in any change in the name, business, management, assets, liabilities or net worth of CGH Colorado. CGH Delaware will be governed by Delaware law and a new certificate of incorporation and bylaws, which will result in certain changes in the rights of shareholders. See "Changes in CGH's Charter to be Effected by Reincorporation," and "Certain Differences in State Corporation Laws."

           Shareholders should note that approval of the proposed reorganization will constitute approval of the form of Certificate of Incorporation and form of Bylaws of CGH Delaware.

           The affirmative vote of the holders of a majority of the outstanding shares of capital stock of CGH Colorado that are entitled to vote will be required to approve the Agreement and Plan of Merger, including the holders of the common stock, class B common stock, series A preferred stock and series B preferred stock of CGH Colorado voting together as one group. If approved by the shareholders as described above, it is anticipated that the reorganization would be completed within 30 days of shareholder approval. However, the reorganization may be delayed or abandoned, either before or after shareholder approval, if circumstances arise which, in the opinion of the Board of Directors, make it inadvisable to proceed.

No Dissenters' Rights of Appraisal

           Under Colorado law, shareholders have the right, in some circumstances, to dissent from certain corporate reorganizations and receive payment for their shares. However, Colorado

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law does not permit dissenters' rights in connection with the type of reorganization presently proposed by CGH Colorado and described herein. Thus, shareholders of CGH Colorado will not be entitled to dissenters' rights in connection with CGH Colorado's proposed reincorporation in Delaware.

Principal Reasons for Reincorporation

           For many years, Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws which are periodically updated and revised to meet changing business needs. As a result, many major corporations are now incorporated in Delaware. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs.

           Although not presently proposed or included in the new Certificate of Incorporation or Bylaws, Delaware law would allow the future inclusion of certain other provisions not permitted under Colorado law. Such provisions, subject to shareholder approval if later proposed by the Board of Directors, would provide for greater continuity, stability and independence of the Board of Directors. In addition, certain other provisions designed to discourage non-negotiated takeover attempts, particularly those involving unequal treatment of the Company's shareholders, could later be adopted. The inclusion of such anti-takeover provisions in the CGH Delaware Certificate of Incorporation, some of which may be prohibited under Colorado law, are permitted under Delaware law.

           The Board of Directors has no present knowledge of any proposed tender offer or other attempt to change the control of the Company, and no tender offer or other type of change of control is presently pending or has occurred in the past. Nonetheless, if such action were attempted in the future, the laws of Delaware would be better suited to the defense of such action than the laws of Colorado.

Changes in CGH Colorado's Charter to be Effected by Reincorporation

           The following discussion summarizes the material differences between the form of Certificate of Incorporation of CGH Delaware and the Amended and Restated Articles of Incorporation of CGH Colorado. Also described are certain provisions which could be included in the CGH Delaware Certificate of Incorporation but are not currently proposed. A copy of the form of Certificate of Incorporation of CGH Delaware is attached hereto as Exhibit B and a copy of form the Bylaws of CGH Delaware is attached hereto as Exhibit C and all statements herein concerning such documents are qualified by reference to the exact provisions thereof. Approval of the reorganization by the shareholders will result in the adoption of all such charter provisions set forth in the forms of CGH Delaware Certificate of Incorporation and Bylaws.

           Authorized Stock. The Certificate of Incorporation of CGH Delaware authorizes (i) 100,000,000 shares of common stock, with a par value of $0.001 per share, two (2) shares of which are issued and outstanding as of the date hereof; (ii) 25,000,000 shares of class B

                                        3

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common stock, with a par value of $0.001 per share, none of which are issued and outstanding as of the date hereof; and (iii) 20,000,000 shares of preferred stock, with a par value of $0.001 per share, none of which are issued and outstanding as of the date hereof and (A) 4,001,334 of which are designated 5% Cumulative Convertible Series A Preferred Stock and (B) 1,080,000 of which are designated 5% Cumulative Convertible Series B Preferred Stock.

           The Articles of Incorporation of CGH Colorado authorize capital stock consisting of (i) 100,000,000 shares of common stock, without par value, 3,398,496 shares of which are issued and outstanding as of the date hereof; (ii) 25,000,000 shares of class B common stock, without par value, 11,349,666 shares of which are issued and outstanding as of the date hereof; and (iii) 20,000,000 shares of preferred stock, with a par value of $0.001 per share, (A) 4,001,334 shares of which are designated 5% Cumulative Convertible Series A Preferred Stock and are issued and outstanding as of the date hereof and (B) 1,080,000 shares of which are designated 5% Cumulative Convertible Series B Preferred Stock and are issued and outstanding as of the date hereof.

           Dividends. The Articles of Incorporation of CGH Colorado require dividends to shareholders to be paid out of earned surplus. The Certificate of Incorporation of CGH Delaware contains no such restriction, and accordingly CGH Delaware will be constrained with respect to the distribution of dividends by the restrictions of Delaware law only.

Certain Differences in State Corporation Laws

           In addition to the matters discussed above, Delaware law differs in many respects from Colorado law. Certain differences which could materially affect the rights of shareholders are discussed below.

           Action Without Meeting. Delaware law permits any action to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, to be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Colorado law requires that any action to be taken at a shareholders' meeting may be taken without a meeting only if all of the shareholders entitled to vote thereon consent to such action in writing.

           Certain Business Combinations. In the past several years, a number of states (not including Colorado) have adopted special laws designed to make certain kinds of "unfriendly" corporate takeovers, or other transactions involving a corporation and one or more of its significant shareholders, more difficult. Under Section 203 of the Delaware General Corporation law ("Section 203") certain "business combinations" with "interested stockholders" of Delaware corporations are subject to a three-year moratorium unless specified conditions are met.

           Section 203 prohibits certain mergers, consolidations, sales of assets and other transactions ("business combinations") with an "interested stockholder" (generally a 15%

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



stockholder) for three years following the date the stockholder became an interested stockholder. The prohibition on business combinations is subject to certain exceptions, the most significant of which are that the prohibition does not apply if: (i) the business combination or transaction in which the stockholder becomes an interested stockholder is approved by the Board of Directors prior to the stockholder becoming an interested stockholder; (ii) the business combination is with an interested stockholder who became an interested stockholder in a transaction whereby he acquired 85% of the corporation's voting stock; (iii) the business combination is approved by the Board of Directors and authorized by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder; or (iv) an exemption is available.

           Section 203 is currently under challenge in lawsuits arising out of ongoing takeover disputes, and it is not yet clear whether and to what extent its constitutionality will be upheld by the courts. The United States District Court for the district of Delaware has consistently upheld the constitutionality of Section 203 but the Delaware Supreme Court has not yet considered the issue. So long as the constitutionality of Section 203 is upheld, the Company believes that it will have the effect of encouraging any potential acquiror to negotiate with the Company's Board of Directors. Section 203 should also discourage certain potential acquirors unwilling to comply with its provisions.

           Section 203 only applies to Delaware corporations which have a class of voting stock that is listed on a national securities exchange, authorized for quotation on an inter-dealer quotation system of a registered national securities association or are held of record by more than 2,000 shareholders. However, a Delaware corporation may, through its certificate of incorporation or Bylaws, elect not to be governed by the statute. The CGH Delaware Certificate of Incorporation and Bylaws do not contain such an election; consequently, the statute will apply to business combinations involving CGH Delaware.

           Shareholders Voting and Appraisal Rights. Colorado law generally requires that a share exchange transaction and certain merger transactions be approved by a majority vote of each class of capital stock outstanding. Delaware law does not require such class voting, except in the case of transactions involving an amendment to the certificate of incorporation that adversely affects a specific class in a manner different than other classes. Should the Company authorize and issue shares of a new class of capital stock, the holders thereof would vote with the holders of the then outstanding capital stock on proposals not adversely affecting the the then outstanding capital stock. In such event, the holders of the then outstanding capital stock, if in the minority, would be unable to control the outcome of a vote, and, if in the majority, would be able to control the outcome of such a vote.

           Delaware law does not require dissenters' rights of appraisal with respect to (a) a sale of assets in a reorganization, (b) a merger by a corporation, the shares of which are either listed on a national securities exchange or widely held (by more than 2,000 shareholders) if such shareholders receive shares of the surviving corporation or of a listed or widely held corporation, or (c) shareholders of a corporation surviving a merger if no vote of such shareholders is required to approve the merger. Under Delaware law no vote of the shareholders of a corporation surviving a merger is required if the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to such issuance and if certain other conditions are met. Colorado law does, in general, afford dissenters' rights in a sale of assets or reorganization, and its exclusions from dissenters' rights in mergers are somewhat different from those in Delaware. Dissenters' rights are not available under Colorado or Delaware law to shareholders of a Company with respect to the proposed reincorporation.

           Inspection of Shareholders List. Delaware law allows any shareholder to inspect the shareholders list for a purpose reasonably related to such person's interest as a shareholder. Colorado law provides for an absolute right to inspect a corporation's shareholders list, beginning the earlier of ten days before the meeting for which the list was prepared or two business days after notice of the meeting is given and continuing through the meeting, and any adjournment thereof. Delaware law does not provide for any such absolute right of inspection. Lack of access to shareholder records could result in impairment of the shareholder's ability to coordinate opposition to management proposals, including proposals with respect to a change in control of the Company.

           Loans to Officers and Employees. Under Colorado law, any loan guaranty to or for the benefit of a director or officer of the corporation or its parent is treated as a "conflicting interest transaction" and requires certain disclosures to the board of directors or a committee of the board of directors of the corporation and the shareholders, and the approval of a majority of the disinterested directors or the approval of the shareholders, or the transaction must be fair to the corporation. Under Delaware law, a corporation may make loans to, guarantee the obligations of, or otherwise assist its officers or other employees and those of its subsidiaries (including directors who are also officers or employees) when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation.

           Dissolution. Under Colorado law, dissolution of the corporation requires the approval of the corporation's board of directors and approval by each voting group entitled to vote separately on the proposal by a majority of all the votes entitled to be cast on the proposal to dissolve by that voting group. The articles of incorporation, bylaws or board of directors may condition shareholder approval of a proposal to dissolve the corporation on greater than a majority of all the votes entitled to be cast on the proposal to dissolve by that voting group. Under Delaware law, a proposal to dissolve can be approved without board approval if approved by shareholders holding 100% of the total voting power of the corporation. If the dissolution is initiated by the board of directors of the corporation it may be approved by a simple majority of the corporation's shareholders. Both Colorado and Delaware law allow a corporation to include in its articles or certificate of incorporation a supermajority voting requirement in connection with dissolutions. Neither CGH Colorado's nor CGH Delaware's charter contain such a supermajority voting requirement. Accordingly, a majority of shares voting at a meeting in which a quorum is present would be sufficient to approve a plan of dissolution of CGH Delaware which had previously been approved by its Board of Directors.


Federal Income Tax Consequences


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           The reorganization provided for in the Agreement and Plan of Merger is intended to be tax free under the Internal Revenue Code. Accordingly, no gain or loss will be recognized to the holders of CGH Colorado shares as a result of the consummation of the reorganization, and no gain or loss will be recognized by CGH Colorado or CGH Delaware. Each former holder of CGH Colorado shares will have the same basis in the CGH Delaware stock received by such holder pursuant to the reorganization as the holder had in the CGH shares held by such holder at the time of the consummation of the reorganization, and his holding period with respect to such CGH Delaware stock will include the period during which the holder held the corresponding CGH Colorado shares, provided the latter were held by the holder as capital assets at the time of the consummation of the reorganization.

Vote Required

           The affirmative vote of the holders of a majority of the outstanding shares of capital stock of CGH Colorado that are entitled to vote will be required to approve the proposed reincorporation in Delaware. To vote, holders must be represented at the special meeting in person or by proxy. At least a quorum (one-third of the shares of capital stock of CGH Colorado) must be represented at the special meeting to take any corporate action. A majority of such quorum is required to approve of the proposed reincorporation in Delaware. The holders of such capital stock of CGH Colorado, including the common stock, class B common stock, series A preferred stock and series B preferred stock, will vote together as one group.

Recommendation of Board of Directors

           The Board of Directors recommends that the Company reincorporate in the State of Delaware because of that state's comprehensive, modern and flexible corporate laws. Accordingly, the Board of Directors recommends a vote "FOR" approval of the reincorporation.

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                                                                       EXHIBIT A

--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                                 BY AND BETWEEN

                         CAPITAL GROWTH HOLDINGS, LTD.,
                             A DELAWARE CORPORATION

                                       AND

                         CAPITAL GROWTH HOLDINGS, LTD.,
                             A COLORADO CORPORATION


                           Dated as of June ___, 1997

--------------------------------------------------------------------------------

           THIS AGREEMENT AND PLAN OF MERGER dated as of June ___, 1997 (the "Agreement") is made by and between Capital Growth Holdings, Ltd., a Delaware corporation ("CGH Delaware"), and Capital Growth Holdings, Ltd., a Colorado corporation ("CGH Colorado"). CGH Delaware and CGH Colorado are sometimes referred to herein as the "Constituent Corporations."

                                    RECITALS

           5. CGH Delaware is a corporation duly organized and existing under the laws of the State of Delaware with authorized capital stock consisting of
(i) 100,000,000 shares of common stock, $.001 par value per share ("Delaware Common Stock"), two (2) shares of which are issued and outstanding as of the date hereof; (ii) 25,000,000 shares of class B common stock, $.001 par value per share ("Delaware Class B Common Stock"), none of which are issued and outstanding as of the date hereof; and (iii) 20,000,000 shares of preferred stock, $.001 par value per share ("Delaware Preferred Stock"), none of which are issued and outstanding as of the date hereof and (A) 4,001,334 of which are designated 5% Cumulative Convertible Series A Preferred Stock ("Delaware Series A Preferred Stock") and (B) 1,080,000 of which are designated 5% Cumulative Convertible Series B Preferred Stock ("Delaware Series B Preferred Stock"); the Delaware Common Stock, Delaware Class B Common Stock, Delaware Series A Preferred Stock and Delaware Series B Preferred Stock are sometimes collectively referred to herein as the "Delaware Capital Stock."

           6. CGH Colorado is a corporation duly organized and existing under the laws of the State of Colorado with authorized capital stock consisting of
(i) 100,000,000 shares of common stock, without par value ("Colorado Common Stock"), 3,398,496 shares of which are issued and outstanding as of the date hereof; (ii) 25,000,000 shares of class B common stock, without par value ("Colorado Class B Common Stock"), 11,349,666 shares of which are issued and outstanding as of the date hereof; and (iii) 20,000,000 shares of preferred stock, $.001 par value per share ("Colorado Preferred Stock"), (A) 4,001,334 shares of which are designated 5% Cumulative Convertible Series A Preferred Stock ("Colorado Series A Preferred Stock") and are issued and outstanding as of the date hereof and (B) 1,080,000 shares of which are designated 5% Cumulative Convertible Series B Preferred Stock ("Colorado Series B Preferred Stock") and are issued and outstanding as of the date hereof; the Colorado Common Stock, Colorado Class B Common Stock, Colorado Series A Preferred Stock and Colorado Series B Preferred Stock are sometimes collectively referred to herein as the "Colorado Capital Stock."

           7. The Board of Directors of CGH Colorado has determined that, for the purpose of effecting the reincorporation of CGH Colorado from the State of Colorado to the State of Delaware, it is advisable and in the best interests of CGH Colorado that CGH Colorado merge with and into CGH Delaware upon the terms and conditions provided herein.

           8. The respective Boards of Directors of the Constituent Corporations have approved this Agreement and the transactions contemplated hereby and have directed that this Agreement be submitted to a vote of their respective shareholders.

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




           NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, CGH Delaware and CGH Colorado hereby agree as follows:

           1.              MERGER

           1.1. The Merger. At the Effective Time (as defined in Section 1.2 hereof) and in accordance with the provisions of this Agreement, the Delaware General Corporation Law (the "DGCL") and the Colorado Business Corporation Act (the "CBCA"), CGH Colorado shall be merged with and into CGH Delaware (the "Merger"), the separate existence of CGH Colorado shall cease, CGH Delaware shall be, and is sometimes referred to herein as, the "Surviving Corporation," and the name of the Surviving Corporation shall be Capital Growth Holdings, Ltd.

           1.2. Filing and Effectiveness. The Merger shall become effective on the date and at the time all of the following actions shall have been completed (the "Effective Time"):

           (a) This Agreement and the Merger shall have been adopted and approved by the shareholders of each Constituent Corporation in accordance with the applicable requirements of the DGCL and the CBCA;

           (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

           (c) An executed Articles of Merger or an executed counterpart of this Agreement meeting the requirements of the CBCA shall have been filed with the Secretary of State of the State of Colorado; and

           (d) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the DGCL shall have been filed with the Secretary of State of the State of Delaware.

           1.3. Effect of the Merger. From and after the Effective Time, the Surviving Corporation shall, without any further action, (i) possess all of the assets, rights, privileges, powers and franchises, and be subject to all of the obligations, liabilities, restriction, disabilities and duties, of each of the Constituent Corporations in the same manner, with respect to obligations, liabilities, restriction, disabilities and duties of CGH Colorado, as if CGH Delaware itself had incurred them, all as more fully provided under the applicable provisions of the DGCL and (ii) be subject to all actions previously taken by its and CGH Colorado's Board of Directors.



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



           2.  CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

           2.1. Certificate of Incorporation and Bylaws. The Certificate of Incorporation and Bylaws of CGH Delaware as in effect immediately prior to the Effective Time shall continue in full force and effect as the Certificate of Incorporation and Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

           2.2. Directors and Officers. The directors and officers of CGH Colorado immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to serve until their respective successors shall have been duly elected and qualified or as otherwise provided by law, the Certificate of Incorporation or the Bylaws of the Surviving Corporation.

           3.  MANNER OF CONVERSION AND STATUS OF CAPITAL STOCK

           3.1. Colorado Capital Stock. At the Effective Time, each share of Colorado Capital Stock issued and outstanding immediately prior thereto shall, without any further action, be converted into one fully paid and nonassessable share of Delaware Capital Stock in each case of the same respective type and with the same respective rights and privileges as were applicable thereto prior to the Effective Time, in each case to the extent such rights and privileges do not conflict with the Certificate of Incorporation of the Surviving Corporation or the DGCL.

           3.2. CGH Colorado Options, Stock Purchase Rights and Convertible and Exercisable Securities. At the Effective Time, the Surviving Corporation shall assume and continue the stock option plans and all other employee benefit plans of CGH Colorado as may be amended or repealed in accordance therewith. Each outstanding and unexercised option, or other right to purchase, or security convertible or exercisable into, Colorado Capital Stock shall become an option, or right to purchase, or a security convertible or exercisable into Delaware Capital Stock on the basis of one share of the Delaware Capital Stock for each share of Colorado Capital Stock issuable pursuant to any such option, stock purchase right or convertible or exercisable security, in each case on the same terms and conditions and at any exercise or conversion price per share equal to the exercise or conversion price per share applicable to any such CGH Colorado stock option, stock purchase right or other convertible or exercisable security immediately prior to the Effective Time.

           3.3. Delaware Capital Stock. At the Effective Time, each share of Delaware Capital Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any other action, be cancelled and returned to the status of authorized but unissued shares.

           3.4. Conversion of Certificates. At the Effective Time, each certificate representing issued and outstanding shares of Colorado Capital Stock shall be deemed to be a certificate representing the same type of shares of Delaware Capital Stock in an amount equal to the number of shares of Colorado Capital Stock represented by such certificate immediately prior to the Effective Time, in each case in accordance with Section 3.1 hereof.


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



           4.   GENERAL

           4.1. Covenants of CGH Delaware. CGH Delaware covenants and agrees that it will, on or before the Effective Time:

                  (a) Qualify to do business as a foreign corporation and appoint an agent for service of process in each state in which such qualification is necessary to conduct the business of the Surviving Corporation; and

                  (b) Take such actions as may be required by this Agreement, the CBCA and the DGCL in connection with the transactions contemplated hereby.

           4.2. Further Assurances. From time to time, as and when required by CGH Delaware or by its successors or assigns, there shall be executed and delivered on behalf of CGH Colorado such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in, or conform of record or otherwise by, CGH Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of CGH Colorado and otherwise to carry out the purposes of this Agreement, and the officers and directors of CGH Delaware are fully authorized in the name and on behalf of CGH Colorado or otherwise to take any and all such action and to execute and delivery any and all such deeds and other instruments.

           4.3. Abandonment. At any time before the Effective Time, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either CGH Colorado or of CGH Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of CGH Colorado or by the shareholders of CGH Delaware, or by both.

           4.4. Amendment. The respective Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement or certificate in lieu thereof with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the shareholders of either Constituent Corporation shall not:
(1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of either Constituent Corporation.

           4.5. Registered Office. The registered office of the Surviving Corporation in the State of Delaware is located at 1013 Centre Road, Wilmington, Delaware and Corporation Services Company is the registered agent of the Surviving Corporation at such address.

           4.6. Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 660 Steamboat Road, Greenwich, CT 06830 and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

           4.7. Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as required, the merger provisions of the CBCA.

           4.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

           IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the respective Boards of Directors of CGH Delaware and CGH Colorado, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                            CAPITAL GROWTH HOLDINGS, LTD.,
                            a Delaware corporation


                            By:  /s/ Ronald B. Koenig
                                     Ronald B. Koenig
                                     President and Chief Executive Officer

ATTEST:

By: /s/ Michael S. Jacobs
        Michael S. Jacobs
        Secretary


                            CAPITAL GROWTH HOLDINGS, LTD.,
                            a Colorado corporation

                            By:  /s/ Ronald B. Koenig
                                     Ronald B. Koenig
                                     President and Chief Executive Officer

ATTEST:

By: /s/ Michael S. Jacobs
        Michael S. Jacobs
        Secretary

                                                                       EXHIBIT B

                         CERTIFICATE OF THE DESIGNATION
                                       OF
               5% CUMULATIVE CONVERTIBLE SERIES B PREFERRED STOCK
                           (Par Value $.001 Per Share)

                                       OF

                          CAPITAL GROWTH HOLDINGS, LTD.


           The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors (the "Board of Directors") of Capital Growth Holdings, Ltd., a Delaware corporation (the "Company"), by unanimous written consent on June 10, 1997 (the "Designation Date").

           RESOLVED, that pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company, and the provisions of the General Corporate Law of the State of Delaware, one series of the class of authorized preferred stock, $.001 par value, of the Company is hereby created and that the designations, powers, preferences and relative, participating, optional or other special rights of the shares of such series, and qualifications, limitations and restrictions thereof, are hereby fixed as follows:

           5. Number of Shares and Designations. One million eighty thousand (1,080,000) shares of preferred stock, $.001 par value, of the Company are hereby constituted as a series of preferred stock of the Company designated as 5% Cumulative Convertible Series B Preferred Stock (the "Series B Preferred Stock").

           6. The Series A Preferred Stock. The powers, preferences and relative, participating, optional or other special rights of the shares of the Series B Preferred Stock, and the qualifications, limitations and restrictions thereof, are identical to, and rank in parity with, those of the 5% Cumulative Convertible Series A Preferred Stock (the "Series A Preferred Stock") designated as such on the Designation Date, except that the liquidation preference of the Series A Preferred Stock is equal to fourteen cents ($.14) (subject to adjustment under certain circumstances).

           7. Dividends. The holders of shares of the Series B Preferred Stock shall be entitled to cumulative dividends payable in cash out of funds legally available for that purpose at the rate of five percent (5%) per annum of the Series B Liquidation Preference (as defined in Section 4 hereof) accruing from October 12, 1996 (the date of approval of International Capital Growth, Ltd., a Delaware corporation, for membership (the "Membership Date") with the National Association of Securities Dealers, Inc.) to the extent Capital Growth Holdings, Ltd., as Colorado corporation, did not pay a dividend on the shares of its preferred stock that were converted into such holders' shares of Series A Preferred Stock. The dividend is payable quarterly on December 31, March 31, June 30 and September 30 of each year, commencing on the first such date after the Membership Date. Dividends shall be paid to the holders of record as of a date, not more than thirty (30) days prior to the dividend payment date, as may be fixed by the Board of Directors. Dividends accrue from the first day of the quarterly period in which such dividend may be payable, except with respect to the first quarterly dividend, which, if due, shall accrue from the Membership Date. No dividends may be paid on any shares of capital stock ranking junior to the Series B Preferred Stock unless and until all declared but unpaid dividends on the Series B Preferred Stock have been declared and paid in full. The holders of shares of the Series B Preferred Stock are also entitled to share equally in any dividends, when, as and if declared by the Board of Directors on the class B common stock of the Company, $.001 par value per share (the "Class B Common Stock").

           8. Liquidation Preference.

                  (a) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of shares of the Series B Preferred Stock shall be entitled to receive prior and in preference to any distribution of any of the assets of the Company to the holders of the common stock of the Company, $.001 par value per share (the "Common Stock"), or the Class B Common Stock and pari passu with the holders of the Series A Preferred Stock, twenty-one cents ($.21) per share (subject to adjustment for stock splits, combinations, reclassifications or similar events affecting such shares) for each outstanding share of Series B Preferred Stock (the "Series B Liquidation Preference"). If, upon the occurrence of such an event, the assets and funds thus distributed among the holders of the Series B Preferred Stock and Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Company legally available for distribution shall be distributed among the holders of the Series B Preferred Stock and Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive in respect of such shares.

                  (b) For purposes of this Section 4, a liquidation, dissolution or winding up of the Company shall be deemed to be occasioned by, or to include, (A) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Company) in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued by the acquiring corporation or its subsidiary, or (B) a sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company, unless in each case the Company's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

                  (c)      Whenever the distribution provided for in this
Section 4 shall be payable in property other than cash, the value of such property shall be the fair market value thereof as determined in good faith by not less than a majority of the Directors then serving on the Board of Directors of the Company.

           9. Conversion. The holders of the Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                           (a)      Right to Convert.

                           (i) Each share of Series B Preferred Stock shall be
convertible, at the option of the holder thereof, at any time after the date of issuance thereof, at the office of the Company or any transfer agent for such stock that may be appointed by the Company (the "Transfer Agent"), into one (1) fully paid and nonassessable share of the Class B Common Stock. The number of shares of the Class B Common Stock into which each share of Series B Preferred Stock is convertible is hereinafter referred to as the "Conversion Rate" for such series. The Conversion Rate is subject to adjustment for stock splits, combinations, reclassifications or similar events affecting such shares as set forth in this Section 5.

                           (ii) Before any holder of Series B Preferred Stock
shall be entitled to convert such stock into shares of the Class B Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any Transfer Agent, and shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of the Class B Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of the Class B Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of the Class B Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of the Class B Common Stock as of such date.

                           (b)      Automatic Conversion.

                           (i) Each share of Series B Preferred Stock shall
automatically be converted into shares of the Class B Common Stock at the then effective Conversion Rate for such series on October 12, 1997 (the one-year anniversary date of the Membership Date (the "Automatic Conversation Date")), without any action by the holder of such share and whether or not a certificate representing such share is surrendered to the Company or the Transfer Agent. The Class B Common Stock is automatically convertible into shares of the Common Stock on December 31, 1998, pursuant to the rights, privileges, terms and condition of the Class B Common Stock set forth in the Certificate of Incorporation of the Company.

                           (ii) As soon as practicable after the Automatic
Conversation Date the Company shall issue and deliver or cause to be issued and delivered a certificate or certificates for the number of full shares of the Class B Common Stock issuable upon such automatic conversion, as determined in accordance with Section 5(a) hereof, in exchange for the certificate representing the shares of Series B Preferred Stock which shall be surrendered by the holder without notice by the Company in the manner specified in Section 5(a)(ii).

                  (c) Adjustments to Conversion Rate for Stock Dividends and Combinations or Subdivisions of Common Stock. If the Company at any time or from time to time while shares of Series B Preferred Stock are issued and outstanding shall declare or pay, without consideration, any dividend on the Class B Common Stock payable in Class B Common Stock, or shall effect a subdivision of the outstanding shares of Class B Common Stock into a greater number of shares of Class B Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Class B Common Stock or in any right to acquire Common Stock), or if the outstanding shares of Class B Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Class B Common Stock, then the Conversion Rate for the Series B Preferred Stock in effect immediately before such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. If the Company shall declare or pay, without consideration, any dividend on the Class B Common Stock payable in any right to acquire Class B Common Stock for no consideration, then the Company shall be deemed to have made a dividend payable in Class B Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire the Class B Common Stock.

                  (d) Adjustments for Reclassification and Reorganization. If the Class B Common Stock issuable upon conversion of the Series B Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in the preceding paragraph), the Conversion Rate then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series B Preferred Stock shall be convertible into, in lieu of the number of shares of Class B Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of the Class B Common Stock that would have been subject to receipt by the holders upon conversion of the Series B Preferred Stock immediately before that change.

                  (e) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred Stock against impairment.

                  (f)      No Fractional Shares and Certificate as to
Adjustments.

                           (i) No fractional shares shall be issued upon the
conversion of any share or shares of the Series B Preferred Stock, and the number of shares of the Class B Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred Stock the holder is at the time converting into the Class

B Common Stock and the number of shares of the Class B Common Stock issuable upon such aggregate conversion.

                           (ii) Upon the occurrence of each adjustment or
readjustment of the Conversion Price pursuant to this Section 5, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series B Preferred stock furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the applicable Conversion Rate at the time in effect, and (C) the number of shares of Class B Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series B Preferred Stock.

                  (g) Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall send by mail or courier against receipt to each holder of Series B Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  (h) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of the Class B Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of the Class B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of the Class B Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, in addition to such other remedies as shall be available to the holders of the Series B Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of the Class B Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these provisions.

                  (i) Notices. Any notice required by the provisions of this Section 5 to be given to the holders of shares of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, or sent by courier against receipt, and addressed to each holder of record at his address appearing on the books of the Company.

                           (i) Costs of Conversion. The Company shall pay all
documentary, stamp or other similar taxes attributable to the issuance or delivery of the Class B Common Stock (or other shares or other securities) of the Company upon conversion of any shares of the

Series B Preferred Stock. However, the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the Series B Preferred Stock in respect of which such shares are being issued.

           10. Voting Rights.

                  (a) In addition to any voting rights required by law, each holder of Series B Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of the Series B Preferred Stock, the Common Stock and the Class B Common Stock as one class, including, without limitation, the election of directors, and shall be entitled to that number of votes equal to the largest number of whole shares of the Class B Common Stock into which such holder's Series B Preferred Stock could be converted, rounding to the nearest share pursuant to the provisions of Section 5 hereof, on the record date for the determination of stockholders entitled to vote on such matter or, if no record date is established, on the date such vote is taken or any written consent of stockholders is first executed.

                  (b) The Company shall not, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding Series B Preferred Stock given in writing or by vote at a meeting (as the case may be):

                           (i) amend, alter or repeal in any respect the rights,
preferences, privileges, and other terms and provisions of the Series B Preferred Stock;

                           (ii) increase the authorized number of shares of
Series B Preferred Stock;

                           (iii) authorize or issue or obligate itself to issue,
(x) any convertible debt or (y) any equity security, including any other equity security or debt instrument convertible into or exchangeable for any such equity security, that is in parity with or has a preference over the Series B Preferred Stock, with respect to its preferential 5% dividends or liquidation, except the shares of Series A Preferred Stock designated on the Designation Date.

           11. Status of Converted Series B Preferred Stock. In the event any shares of Series B Preferred Stock shall be converted pursuant to Section 5 hereof, the shares of Series B Preferred Stock so converted shall be cancelled, and any dividends with respect to such converted shares that have been declared (including the 5% dividend that starts accruing on the Membership Date) and have accrued up to and including the date of conversion and have not been paid shall be paid in cash to the former holders of such shares within ten (10) business days after such conversion. Any undeclared dividends shall be cancelled.

           12. Acquired Stock. Shares of Series B Preferred Stock acquired by the Company by reason of purchase, conversion or otherwise shall be retired and shall become authorized but unissued shares of preferred stock, which may be reissued as part of a new series of preferred stock hereafter created under the Company's Certificate of Incorporation.

           Dated this 10th day of June, 1997.


           /s/ Ronald B. Koenig
               Ronald B. Koenig
               President and Chief Executive Officer

                         CERTIFICATE OF THE DESIGNATION
                                       OF
               5% CUMULATIVE CONVERTIBLE SERIES A PREFERRED STOCK
                           (Par Value $.001 Per Share)

                                       OF

                          CAPITAL GROWTH HOLDINGS, LTD.


           The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors (the "Board of Directors") of Capital Growth Holdings, Ltd., a Delaware corporation (the "Company"), by unanimous written consent on June 10, 1997 (the "Designation Date").

           RESOLVED, that pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company, and the provisions of the General Corporate Law of the State of Delaware, one series of the class of authorized preferred stock, $.001 par value, of the Company is hereby created and that the designations, powers, preferences and relative, participating, optional or other special rights of the shares of such series, and qualifications, limitations and restrictions thereof, are hereby fixed as follows:

           1. Number of Shares and Designations. Four million one thousand three hundred thirty-four (4,001,334) shares of preferred stock, $.001 par value, of the Company are hereby constituted as a series of preferred stock of the Company designated as 5% Cumulative Convertible Series A Preferred Stock (the "Series A Preferred Stock").

           2. The Series B Preferred Stock. The powers, preferences and relative, participating, optional or other special rights of the shares of the Series A Preferred Stock, and the qualifications, limitations and restrictions thereof, are identical to, and rank in parity with, those of the 5% Cumulative Convertible Series B Preferred Stock (the "Series B Preferred Stock") designated as such on the Designation Date, except that the liquidation preference of the Series B Preferred Stock is equal to twenty-one cents ($.21) (subject to adjustment under certain circumstances).

           3. Dividends. The holders of shares of the Series A Preferred Stock shall be entitled to cumulative dividends payable in cash out of funds legally available for that purpose at the rate of five percent (5%) per annum of the Series A Liquidation Preference (as defined in Section 4 hereof) accruing from October 12, 1996 (the date of approval of International Capital Growth, Ltd., a Delaware corporation, for membership (the "Membership Date") with the National Association of Securities Dealers, Inc.) to the extent Capital Growth Holdings, Ltd., a Colorado corporation, did not pay a dividend on the shares of its preferred stock that were converted into shares of such holders' Series A Preferred Stock. The dividend is payable quarterly on December 31, March 31, June 30 and September 30 of each year, commencing on the first such date after the Membership Date. Dividends shall be paid to the holders of record as of a date, not more than thirty (30) days prior to the dividend payment date, as may be fixed by the Board of Directors. Dividends accrue from the first day of the quarterly period in which such dividend may be payable, except with respect to the first quarterly dividend, which, if due, shall accrue from the Membership Date. No dividends may be paid on any shares of capital stock ranking junior to the Series A Preferred Stock unless and until all declared but unpaid dividends on the Series A Preferred Stock have been declared and paid in full. The holders of shares of the Series A Preferred Stock are also entitled to share equally in any dividends, when, as and if declared by the Board of Directors on the class B common stock of the Company, $.001 par value per share (the "Class B Common Stock").

           4. Liquidation Preference.

                  (a) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of shares of the Series A Preferred Stock shall be entitled to receive prior and in preference to any distribution of any of the assets of the Company to the holders of the common stock of the Company, $.001 par value per share (the "Common Stock"), or the Class B Common Stock and pari passu with the holders of the Series B Preferred Stock, fourteen cents ($.14) per share (subject to adjustment for stock splits, combinations, reclassifications or similar events affecting such shares) for each outstanding share of Series A Preferred Stock (the "Series A Liquidation Preference"). If, upon the occurrence of such an event, the assets and funds thus distributed among the holders of the Series A Preferred Stock and Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Company legally available for distribution shall be distributed among the holders of the Series A Preferred Stock and Series B Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive in respect of such shares.

                  (b) For purposes of this Section 4, a liquidation, dissolution or winding up of the Company shall be deemed to be occasioned by, or to include, (A) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Company) in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued by the acquiring corporation or its subsidiary, or (B) a sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company, unless in each case the Company's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

                  (c)      Whenever the distribution provided for in this
Section 4 shall be payable in property other than cash, the value of such property shall be the fair market value thereof as determined in good faith by not less than a majority of the Directors then serving on the Board of Directors of the Company.

           5. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a)      Right to Convert.

                           (i) Each share of Series A Preferred Stock shall be
convertible, at the option of the holder thereof, at any time after the date of issuance thereof, at the office of the Company or any transfer agent for such stock that may be appointed by the Company (the "Transfer Agent"), into one (1) fully paid and nonassessable share of the Class B Common Stock. The number of shares of the Class B Common Stock into which each share of Series A Preferred Stock is convertible is hereinafter referred to as the "Conversion Rate" for such series. The Conversion Rate is subject to adjustment for stock splits, combinations, reclassifications or similar events affecting such shares as set forth in this Section 5.

                           (ii) Before any holder of Series A Preferred Stock
shall be entitled to convert such stock into shares of the Class B Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any Transfer Agent, and shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of the Class B Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of the Class B Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of the Class B Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of the Class B Common Stock as of such date.

                  (b)      Automatic Conversion.

                           (i) Each share of Series A Preferred Stock shall
automatically be converted into shares of the Class B Common Stock at the then effective Conversion Rate for such series on October 12, 1997 (the one-year anniversary date of the Membership Date (the "Automatic Conversation Date")), without any action by the holder of such share and whether or not a certificate representing such share is surrendered to the Company or the Transfer Agent. The Class B Common Stock is automatically convertible into shares of the Common Stock on December 31, 1998, pursuant to the rights, privileges, terms and conditions of the Class B Common Stock set forth in the Certificate of Incorporation of the Company.

                           (ii) As soon as practicable after the Automatic
Conversation Date the Company shall issue and deliver or cause to be issued and delivered a certificate or certificates for the number of full shares of the Class B Common Stock issuable upon such automatic conversion, as determined in accordance with Section 5(a) hereof, in exchange for the certificate representing the shares of Series A Preferred Stock which shall be surrendered by the holder without notice by the Company in the manner specified in Section 5(a)(ii).

                  (c) Adjustments to Conversion Rate for Stock Dividends and Combinations or Subdivisions of Common Stock. If the Company at any time or from time to time while shares of Series A Preferred Stock are issued and outstanding shall declare or pay, without consideration, any dividend on the Class B Common Stock payable in Class B Common Stock, or shall effect a subdivision of the outstanding shares of Class B Common Stock into a greater number of shares of Class B Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Class B Common Stock or in any right to acquire Common Stock), or if the outstanding shares of Class B Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Class B Common Stock, then the Conversion Rate for the Series A Preferred Stock in effect immediately before such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. If the Company shall declare or pay, without consideration, any dividend on the Class B Common Stock payable in any right to acquire Class B Common Stock for no consideration, then the Company shall be deemed to have made a dividend payable in Class B Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire the Class B Common Stock.

                  (d) Adjustments for Reclassification and Reorganization. If the Class B Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in the preceding paragraph), the Conversion Rate then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series A Preferred Stock shall be convertible into, in lieu of the number of shares of the Class B Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of the Class B Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock immediately before that change.

                  (e) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

                  (f)      No Fractional Shares and Certificate as to
Adjustments.

                           (i) No fractional shares shall be issued upon the
conversion of any share or shares of the Series A Preferred Stock, and the number of shares of the Class B Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into the Class

B Common Stock and the number of shares of the Class B Common Stock issuable upon such aggregate conversion.

                           (ii) Upon the occurrence of each adjustment or
readjustment of the Conversion Price pursuant to this Section 5, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series A Preferred stock furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the applicable Conversion Rate at the time in effect, and (C) the number of shares of the Class B Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock.

                  (g) Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall send by mail or courier against receipt to each holder of Series A Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  (h) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of the Class B Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of the Class B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of the Class B Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holders of the Series A Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of the Class B Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these provisions.

                  (i) Notices. Any notice required by the provisions of this Section 5 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, or sent by courier against receipt, and addressed to each holder of record at his address appearing on the books of the Company.

                  (j) Costs of Conversion. The Company shall pay all documentary, stamp or other similar taxes attributable to the issuance or delivery of the Class B Common

Stock (or other shares or other securities) of the Company upon conversion of any shares of the Series A Preferred Stock. However, the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the Series A Preferred Stock in respect of which such shares are being issued.

           6. Voting Rights.

                  (a) In addition to any voting rights required by law, each holder of Series A Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of the Series B Preferred Stock, the Common Stock and the Class B Common Stock as one class, including, without limitation, the election of directors, and shall be entitled to that number of votes equal to the largest number of whole shares of the Class B Common Stock into which such holder's Series A Preferred Stock could be converted, rounding to the nearest share pursuant to the provisions of Section 5 hereof, on the record date for the determination of stockholders entitled to vote on such matter or, if no record date is established, on the date such vote is taken or any written consent of stockholders is first executed.

                  (b) The Company shall not, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding Series A Preferred Stock given in writing or by vote at a meeting (as the case may be):

                           (i) amend, alter or repeal in any respect the rights,
preferences, privileges, and other terms and provisions of the Series A Preferred Stock;

                           (ii) increase the authorized number of shares of
Series A Preferred Stock;

                           (iii) authorize or issue or obligate itself to issue,
(x) any convertible debt or (y) any equity security, including any other equity security or debt instrument convertible into or exchangeable for any such equity security, that is in parity with or has a preference over the Series A Preferred Stock, with respect to its preferential 5% dividends or liquidation, except the shares of Series B Preferred Stock designated on the Designation Date.

           7. Status of Converted Series A Preferred Stock. In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 5 hereof, the shares of Series A Preferred Stock so converted shall be cancelled, and any dividends with respect to such converted shares that have been declared (including the 5% dividend that starts accruing on the Membership Date) and have accrued up to and including the date of conversion and have not been paid shall be paid in cash to the former holders of such shares within ten (10) business days after such conversion. Any undeclared dividends shall be cancelled.

           8. Acquired Stock. Shares of Series A Preferred Stock acquired by the Company by reason of purchase, conversion or otherwise shall be retired and shall become authorized but unissued shares of preferred stock, which may be reissued as part of a new series of preferred stock hereafter created under the Company's Certificate of Incorporation.

           Dated this 10th day of June, 1997.


           /s/ Ronald B. Koenig
               Ronald B. Koenig
               President and Chief Executive Officer

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                      INTERNATIONAL CAPITAL HOLDINGS, LTD.

           International Capital Holdings, Ltd. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

           DOES HEREBY CERTIFY:

           FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of said corporation:

           RESOLVED, that the Certificate of Incorporation of International Capital Holdings, Ltd. be amended by changing the FIRST Article thereof so that, as amended, said Article shall be and read as follows:

                           FIRST: The name of the corporation is Capital Growth Holdings, Ltd. (the "Corporation").

           RESOLVED, that the Certificate of Incorporation of International Capital Holdings, Ltd. be amended by changing the FOURTH Article thereof so that, as amended, said Article shall be and read as follows:

                           FOURTH: The total number of shares of capital stock which the Corporation shall have the authority to issue is (i) 100,000,000 shares of common stock, $0.001 par value per share (the "Common Stock"); (ii) 25,000,000 shares of class B common stock, $0.001 par value per share (the "Class B Common Stock"); and (iii) 20,000,000 shares of preferred stock, $0.001 par value per share (the "Preferred Stock"), which, in each case, may be issued at such times, in such series and possessing such designations, powers, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions thereof as the Board of Directors may from time to time determine by resolution, subject to the following paragraph.

                           In addition to any voting rights required by law, the holders of the Class B Common Stock shall vote with the holders of the Common Stock as one class on all corporate matters on which such holders are entitled to vote. The Class B Common

           Stock shall be junior in priority, with respect to dividends declared thereon, to the Common Stock and any other class or series of capital stock so designated with such priority by the Board of Directors. Each share of Class B Common Stock shall be automatically converted into one share of Common Stock without any action on the part of the holders or the Corporation at 11:59 p.m. (New York time) on December 31, 1998, at which time the Class B Common Stock shall be retired and shall become authorized but unissued shares of Class B Common Stock which may be reissued at the discretion of the Board of Directors. In the event of any liquidation, dissolution or winding up of the Corporation, the registered holders of the Class B Common Stock and the Common Stock shall be entitled to share pari passu with each other in any distribution of the net assets of the Corporation, subject to any rights granted to the holders of the Preferred Stock.

           RESOLVED, that the Certificate of Incorporation of International Capital Holdings, Ltd. be amended by changing the TWELFTH Article thereof so that, as amended, said Article shall be and read as follows:

                           TWELFTH: Special meetings of the stockholders of the Corporation may only be called by a vote of the Board of Directors or by the holders of one-third or more of the outstanding Common Stock considered together with the holders of any other class of capital stock with voting rights equal to that of the Common Stock.

           SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.



                                   [Remainder of Page Intentionally Left Blank]

           THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

           IN WITNESS WHEREOF, International Capital Holdings, Ltd. has caused this certificate to be signed by Ronald B. Koenig, its President and Chief Executive Officer, this 10th day of June, 1997.


                            By: /s/ Ronald B. Koenig
                                    Ronald B. Koenig
                                    President and Chief Executive Officer

                          CERTIFICATE OF INCORPORATION

                                       OF

                      INTERNATIONAL CAPITAL HOLDINGS, LTD.


                     Pursuant to Section 102 of the General
                    Corporation Law of the State of Delaware

                              ---------------------


                           FIRST: The name of the corporation is International
Capital Holdings, Ltd. (the "Corporation").

                           SECOND: The registered office of the Corporation in
the State of Delaware is located at 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805. The name and address of the Corporation's registered agent is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

                           THIRD: The purpose of the Corporation is to engage in
any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware.

                           FOURTH: The total number of shares of capital stock
which the Corporation shall have the authority to issue is thirty-five million (35,000,000) shares of common stock, par value $0.001 per share (the "Common Stock"), and ten million (10,000,000) shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), which may be issued at such times, in such series and possessing such designations, powers, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions thereof as the Board of Directors may from time to time determine by resolution.

                           FIFTH: The name and mailing address of the sole
incorporator is Joseph T. Kennedy, c/o Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103-0001.

                           SIXTH: The Corporation shall have perpetual
existence.

                           SEVENTH: The Board of Directors is expressly
authorized to adopt, amend or repeal the by-laws of the Corporation.

                           EIGHTH: Elections of directors need not be by written
ballot unless the by-laws of the Corporation shall otherwise provide.

                           NINTH: The number of directors constituting the Board
of Directors shall be determined by the Board of Directors, subject to the by-laws of the Corporation. Any vacancy in the Board of Directors, whether arising from death, resignation, removal (with or without cause), an increase in the number of directors or any other cause, may be filled by the vote of either a majority of the directors then in office, though less than a quorum, or by the stockholders at the next annual meeting thereof or at a special meeting called for such purpose. Stockholders may not apply to request that the Delaware Court of Chancery summarily order an election to be held to fill any vacancies in the Board of Directors whether or not, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors as constituted immediately prior to any such vacancy or increase. Each director so elected shall hold office until the next meeting of the stockholders in which the election of directors is in the regular order of business and until his successor shall have been elected and qualified.

                           TENTH: A director of the Corporation shall not be
personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

                           ELEVENTH: Whenever a compromise or arrangement is
proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

                           TWELFTH: Special meetings of the stockholders of the
Corporation may only be called by a vote of the Board of Directors or by the holders of one-third or more of the outstanding Common Stock.

                           THIRTEENTH: Except as may otherwise be specifically
provided in this Certificate of Incorporation, no provision of this Certificate of Incorporation is intended by the Corporation to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the General Corporation Law upon the Corporation, upon its stockholders, bondholders and security holders, and upon its directors, officers and other corporate personnel, including, in particular, the power of the Corporation to furnish indemnification to directors and officers in the capacities defined and prescribed by the General Corporation Law and the defined and prescribed rights of said persons to indemnification as the same are conferred under the General Corporation Law. The Corporation shall, to the fullest extent permitted by the laws of the State of Delaware, including, but not limited to Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all directors and officers of the Corporation and may, in the discretion of the Board of Directors, indemnify any and all other persons whom it shall have power to indemnify under said Section or otherwise under Delaware law, from and against any and all of the expenses, liabilities or other matters referred to or covered by said Section. The indemnification provisions contained in the Delaware General Corporation Law shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, resolution of stockholders or disinterested directors, or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent, both as to action in his official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of such person.

                           FOURTEENTH: The Corporation reserves the right to
amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute or by this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

                           IN WITNESS WHEREOF, I have hereunto set my hand this
22nd day of October, 1996 and I affirm that the foregoing certificate is my act and deed and that the facts stated herein are true.



                       /s/ Joseph T. Kennedy
                           Joseph T. Kennedy, Sole Incorporator
                           c/o Orrick, Herrington & Sutcliffe LLP
                           666 Fifth Avenue
                           New York, New York  10103-00011

                                                                       EXHIBIT C

                                     BY-LAWS

                                       OF

                          CAPITAL GROWTH HOLDINGS, LTD.



                                    ARTICLE I

                                     OFFICES

                           Section 1.1. Registered Office. The registered office
of the Corporation in the State of Delaware shall be located at 1013 Centre Road in the City of Wilmington, County of New Castle. The name of its registered agent is Corporation Service Company.

                           Section 1.2. Other Offices. The Corporation may also
have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine, or the business of the Corporation may require.

                           Section 1.3. Books and Records. The books and records
of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine, or the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                           Section 2.1. Time and Place of Meetings. All meetings
of the stockholders for the election of directors or for any other purpose shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the Board of Directors. Any adjourned session of any meeting of the stockholders shall be held at the place designated in the vote of adjournment.

                           Section 2.2. Annual Meeting. The annual meeting of
stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect Board of Directors and transact such other business as may properly come before the meeting.

                           Section 2.3. Special Meetings. A special meeting of
the stockholders may be called at any time by the Board of Directors upon the request of any two directors, by the holders of one-third or more of the outstanding Common Stock, or by the duly elected officers of the Corporation. A special meeting of the stockholders shall be called by the secretary, or in the case of the death, absence, incapacity or refusal of the secretary, by an assistant secretary or some other officer, upon application of a majority of the directors. Any such application shall state the purpose or purposes of the proposed meeting. Any such call shall state the place, date, hour, and purposes of the meeting.

                           Section 2.4. Notice of Meetings. Except as otherwise
provided by law, a written notice of each meeting of stockholders stating the place, date and hour thereof and, in the case of a special meeting, the purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the meeting to each stockholder entitled to vote thereat, and to each stockholder who, by law, by the certificate of incorporation or by these by-laws, is entitled to notice, by leaving such notice with him or at his residence or usual place of business, or by depositing it in the United States mail, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the Corporation. Such notice shall be given by the secretary, or by an officer or person designated by the Board of Directors, or in the case of a special meeting by the officer calling the meeting. As to any adjourned session of any meeting of stockholders, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment was taken except that if the adjournment is for more than thirty days or if after the adjournment a new record date is set for the adjourned session, notice of any such adjourned session of the meeting shall be given in the manner heretofore described. No notice of any meeting of stockholders or any adjourned session thereof need be given to a stockholder if a written waiver of notice, executed before or after the meeting or such adjourned session by such stockholder, is filed with the records of the meeting or if the stockholder attends such meeting without objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders or any adjourned session thereof need be specified in any written waiver of notice.

                           Section 2.5. Quorum of Stockholders. At any meeting
of the stockholders a quorum as to any matter shall consist of a majority of the votes entitled to be cast on the matter, except where a larger quorum is required by law, by the certificate of incorporation or by these by-laws. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present. If a quorum is present at an original meeting, a quorum need not be present at an adjourned session of that meeting. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

                           Section 2.6. Action by Vote. When a quorum is present
at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the certificate of incorporation or by these by-laws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

                           Section 2.7. Action Without a Meeting. Unless
otherwise provided in the certificate of incorporation, any action required or permitted to be taken by stockholders for or in connection with any corporate action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware by hand or certified or registered mail, return receipt requested, to its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Each such written consent shall bear the date of signature of each stockholder who signs the consent. No written consent shall be effective to take the corporate action referred to therein unless written consents signed by a number of stockholders sufficient to take such action are delivered to the Corporation in the manner specified in this paragraph within sixty days of the earliest dated consent so delivered.

                           If action is taken by consent of stockholders and in
accordance with the foregoing, there shall be filed with the records of the meetings of stockholders the writing or writings comprising such consent.

                           If action is taken by less than unanimous consent of
stockholders, prompt notice of the taking of such action without a meeting shall be given to those who have not consented in writing and a certificate signed and attested to by the secretary that such notice was given shall be filed with the records of the meetings of stockholders.

                           In the event that the action which is consented to is
such as would have required the filing of a certificate under any provision of the General Corporation Law of the State of Delaware, if such action had been voted upon by the stockholders at a meeting thereof, the certificate filed under such provision shall state, in lieu of any statement required by such provision concerning a vote of stockholders, that written consent has been given under
Section 228 of said General Corporation Law and that written notice has been given as provided in such Section 228.

                           Section 2.8. Proxy Representation. Every stockholder
may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, objecting to or voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. The authorization of a proxy may but need not be limited to specified action, provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof.

                           Section 2.9. Inspectors. The directors or the person
presiding at the meeting may, but need not, appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

                           Section 2.10. List of Stockholders. The secretary
shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name. The stock ledger shall be the only evidence as to who are stockholders entitled to examine such list or to vote in person or by proxy at such meeting.


                                   ARTICLE III

                               BOARD OF DIRECTORS

                           Section 3.1. Number. The Board of Directors of the
Corporation shall consist of one or more members. The number of directors may be increased at any time or from time to time by the stockholders or by the directors by vote of a majority of the directors then in office. The number of directors may be decreased to any number permitted by the foregoing at any time either by the stockholders or by the directors by vote of a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation or removal of one or more directors. Directors need not be stockholders.

                           Section 3.2. Tenure. Except as otherwise provided by
law, by the certificate of incorporation or by these by-laws, each director shall hold office until the next annual meeting of the stockholders in which the election of directors is in the regular order of business and until his successor is elected and qualified, or until his earlier death, resignation, removal or disqualification.

                           Section 3.3. Powers. The business and affairs of the
Corporation shall be managed by or under the direction of the Board of Directors who shall have and may exercise all the powers of the Corporation and do all such lawful acts and things as are not, by law, the certificate of incorporation or these by-laws, directed or required to be exercised or done by the stockholders.

                           Section 3.4. Resignations and Vacancies. Any director
may resign at any time upon written notice to the Corporation. Vacancies and any newly created directorships resulting from any increase in the number of directors may be filled by vote of the stockholders at the next annual meeting thereof or at a special meeting called for such purpose, or by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have resigned, shall have power to fill such vacancy or vacancies, the vote or action by writing thereon to take effect when such resignation or resignations shall become effective. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirements of law or of the certificate of incorporation or of these by-laws as to the number of directors required for a quorum or for any vote or other actions.

                           Section 3.5. Committees. The Board of Directors may,
by vote of a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors. The Board may designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee and his alternate, if any, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including the power to authorize the seal of the Corporation to be affixed to all papers which require it, but no such committee shall have the power or authority in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the by-laws of the Corporation; and, unless the resolution, by-laws, or certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these by-laws for the conduct of business by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.

                           Section 3.6. Regular Meetings. Regular meetings of
the Board of Directors may be held without call or notice at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors. A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of stockholders.

                           Section 3.7. Special Meetings. Special meetings of
the Board of Directors may be held at any time and at any place within or without the State of Delaware designated in the notice of the meeting, when called by the chairman of the Board, if any, the president, or by one-third or more in number of the directors, reasonable notice thereof being given to each director by the secretary or by the chairman of the Board, if any, the president or any one of the directors calling the meeting.

                           Section 3.8. Notice. It shall be reasonable and
sufficient notice to a director to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to him at his usual or last known business or residence address or to give notice to him in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

                           Section 3.9. Quorum. At any meeting of the directors,
a majority of the total number of directors then in office shall constitute a quorum; a quorum shall not in any case be less than one-third of the total number of directors constituting the whole Board. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

                           Section 3.10. Action by Vote. Except as may be
otherwise provided by law, by the certificate of incorporation or by these by-laws, when a quorum is present at any meeting the vote of a majority of the directors present shall be the act of the Board of Directors.

                           Section 3.11. Action Without a Meeting. Any action
required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all the members of the Board or of such committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board or of such committee. Such consent shall be treated for all purposes as the act of the Board or of such committee, as the case may be.

                           Section 3.12. Participation in Meetings by Conference
Telephone. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by any other means permitted by law. Such participation shall constitute presence in person at such meeting.

                           Section 3.13. Compensation. In the discretion of the
Board of Directors, each director may be paid such fees for his services as director and be reimbursed for his reasonable expenses incurred in the performance of his duties as director as the Board of Directors from time to time may determine. Nothing contained in this section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving reasonable compensation therefor.

                           Section 3.14. Interested Directors and Officers.

                           (a) No contract or transaction between the
Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the Corporation's directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

                           (i) the material facts as to his relationship or
                  interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                           (ii) the material facts as to his relationship or
                  interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                           (iii) the contract or transaction is fair as to the
                  Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

                           (b) Common or interested directors may be counted in
determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE IV

                               OFFICERS AND AGENTS

                           Section 4.1. Principal Officers. The principal
officers of the Corporation shall be a president and a secretary, and such other officers, if any, as the Board of Directors from time to time may, in its discretion, elect or appoint including, without limitation, a chairman of the Board, one or more vice presidents and a treasurer. The Corporation may also have such agents, if any, as the Board of Directors from time to time may in its discretion choose. Any officer may be but none need be, a director or stockholder. Any two or more offices may be held by the same person. Any officer or agent of the Corporation may be required by the Board of Directors to secure the faithful performance of his duties to the Corporation by giving bond in such amount and with sureties or otherwise as the Board of Directors may determine.

                           Section 4.2. Powers. Subject to law, to the
certificate of incorporation and to the other provisions of these by-laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such additional duties and powers as the Board of Directors may from time to time designate.

                           Section 4.3. Election. The officers shall be elected
by the Board of Directors at the first meeting of the Board and annually thereafter. At any time or from time to time the directors may delegate to any officer their power to elect or appoint any other officer or any agents.

                           Section 4.4. Tenure. Each officer shall hold office
until his respective successor is elected and qualified, or until he sooner dies, resigns, is removed or becomes disqualified. Each agent shall retain his authority at the pleasure of the directors, or the officer by whom he was appointed or by the officer who then holds agent appointive power.

                           Section 4.5. Chairman of the Board of Directors;
President and Vice President. The chairman of the Board, if any, shall have such duties and powers as shall be designated from time to time by the Board of Directors. Unless the Board of Directors otherwise specifies, the chairman of the Board, or if there is none the chief executive officer, shall preside, or designate the person who shall preside, at all meetings of the stockholders and of the Board of Directors.

                           Unless the Board of Directors otherwise specifies,
the president shall be the chief executive officer and shall have direct charge of all business operations of the Corporation and, subject to the control of the directors, shall have general charge and supervision of the business of the Corporation.

                           Any vice presidents shall have such duties and powers
as shall be set forth in these by-laws or as shall be designated from time to time by the Board of Directors or by the president.

                           Section 4.6. Treasurer and Assistant Treasurers.
Unless the Board of Directors otherwise specifies, the treasurer shall be the chief financial officer of the Corporation and shall be in charge of its funds and valuable papers, and shall have such other duties and powers as may be designated from time to time by the Board of Directors or by the president. If no controller is elected, the treasurer shall, unless the Board of Directors otherwise specifies, also have the duties and powers of the controller.

                           Any assistant treasurers shall have such duties and
powers as shall be designated from time to time by the Board of Directors, the president or the treasurer.

                           Section 4.7. Secretary and Assistant Secretaries. The
secretary shall record all proceedings of the stockholders, of the Board of Directors and of committees of the Board of Directors in a book or series of books to be kept therefor and shall file therein all actions by written consent of stockholders or directors. In the absence of the secretary from any meeting, an assistant secretary, or if there be none or he is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. Unless a transfer agent has been appointed, the secretary shall keep or cause to be kept the stock and transfer records of the Corporation, which shall contain the names and record addresses of all stockholders and the number of shares registered in the name of each stockholder. He shall have such other duties and powers as may from time to time be designated by the Board of Directors or the president.

                           Any assistant secretaries shall have such duties and
powers as shall be designated from time to time by the Board of Directors, the president or the secretary.


                                    ARTICLE V

                            RESIGNATIONS AND REMOVALS

                           Section 5.1. Any director or officer may resign at
any time by delivering his resignation in writing to the chairman of the Board, if any, the president, or the secretary or to a meeting of the Board of Directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in either case the necessity of it being accepted unless the resignation shall so state. A director (including persons elected by directors to fill vacancies in the Board) may be removed from office with or without cause by the vote of the holders of a majority of the shares issued and outstanding and entitled to vote in the election of directors. The Board of Directors may at any time remove any officer either with or without cause. The Board of Directors may at any time terminate or modify the authority of any agent. No director or officer resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the Corporation) no director or officer removed shall have any right to any compensation as such director or officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise; unless, in the case of a resignation, the directors, or, in the case of removal, the body acting on the removal, shall in their or its discretion provide for compensation.


                                   ARTICLE VI

                                    VACANCIES

                           Section 6.1. If the office of the president or the
treasurer or the secretary becomes vacant, the directors may elect a successor by vote of a majority of the directors then in office. If the office of any other officer becomes vacant, any person or body empowered to elect or appoint that officer may choose a successor. Each such successor shall hold office for the unexpired term and, in the case of the president, the treasurer and the secretary, until his successor is chosen and qualified or in each case until he sooner dies, resigns, is removed or becomes disqualified. Any vacancy of a directorship shall be filled as specified in Section 3.4 of these by-laws.


                                   ARTICLE VII

                                  CAPITAL STOCK

                           Section 7.1. Stock Certificates. Each stockholder
shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him, in such form as shall, in conformity to law, the certificate of incorporation and the by-laws, be prescribed from time to time by the Board of Directors. Such certificate shall be signed by the chairman or vice chairman of the Board, if any, or the president or a vice president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary. Any or all of the signatures on such certificate may be a facsimile. In case an officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of its issue.

                           Section 7.2. Loss of Certificates. In the case of the
alleged theft, loss, destruction or mutilation of a certificate of stock, the Corporation may issue a new certificate of stock or uncertificated shares in place thereof, upon such terms, including receipt from the owner of such certificate, or his legal representative, of a bond sufficient to indemnify the Corporation against any claim that may be made against it on account thereof, as the Board of Directors may prescribe.

                                  ARTICLE VIII

                           TRANSFER OF SHARES OF STOCK

                           Section 8.1. Transfer on Books. Subject to the
restrictions, if any, stated or noted on the stock certificate, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the Board of Directors or the transfer agent of the Corporation may reasonably require. Except as may be otherwise required by law, by the certificate of incorporation or by these by-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereon, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the Corporation.

                           It shall be the duty of each stockholder to notify
the Corporation of his post office address and any and all changes thereto.

                           Section 8.2. Record Date and Closing Transfer Books.
In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no such record date is fixed by the Board of Directors, the record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                           In order that the Corporation may determine the
stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no such record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law of the State of Delaware, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware by hand or by certified or registered mail, return receipt requested, to its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law of the State of Delaware, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

                           In order that the Corporation may determine the
stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such payment, exercise or other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.


                                   ARTICLE IX

                                 CORPORATE SEAL

                           Section 9.1. Subject to alteration by the directors,
the seal of the Corporation shall consist of a flat-faced circular die with the word "Delaware" and the name of the Corporation cut or engraved thereon, together with such other words, dates or images as may be approved from time to time by the directors.


                                    ARTICLE X

                               EXECUTION OF PAPERS

                           Section 10.1. Except as the Board of Directors may
generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts or other obligations made, accepted or endorsed by the Corporation shall be signed by the Chairman of the Board, if any, the president, a vice president or the secretary.


                                   ARTICLE XI

                                   FISCAL YEAR

                           Section 11.1. The fiscal year of the Corporation
shall end on December 31.

                                   ARTICLE XII

                                   AMENDMENTS

                           Section 12.1. These by-laws may be adopted, amended
or repealed by vote of a majority of the directors then in office, if such power is conferred upon the Board by the certificate of incorporation or by law, or by vote of a majority of the stock outstanding and entitled to vote. Any by-law, whether adopted, amended or repealed by the stockholders or directors, may be amended or reinstated by the stockholders or the directors.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          CAPITAL GROWTH HOLDINGS, LTD.
                     Proxy - Special Meeting of Shareholders
                                  June 25, 1997


           The undersigned, a shareholder of Capital Growth Holdings, Ltd., a Colorado corporation (the "Company"), does hereby appoint Michael S. Jacobs and Richard Lane and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of securities of the Company that the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of the Company to be held at the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103, on Wednesday, June 25, 1997, at 10:00 A.M., local time, or any adjournment or adjournments thereof.


The undersigned hereby instructs said proxies or their substitutes:

1. TO REINCORPORATE UNDER THE
   LAWS OF DELAWARE                [ ] FOR     [ ] AGAINST     [ ] ABSTAIN
2. DISCRETIONARY AUTHORITY         [ ] FOR     [ ] AGAINST     [ ] ABSTAIN



     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN, UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO REINCORPORATE UNDER THE LAWS OF DELAWARE AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY WITH RESPECT TO ANY OTHER BUSINESS TRANSACTED AT THE SPECIAL MEETING.


                                    DATED:  June     , 1997
                                    -------------------------------------------

                                    -------------------------------------------

                                    -------------------------------------------
                                                    Signature(s)

                                    NOTE: Your signature should appear the same as your name appears hereon. In signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed.